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                            ARTICLES OF INCORPORATION

                                       OF

                           STETSON OIL EXCHANGE, INC.

                                    ARTICLE I
                               NAME OF CORPORATION

            The name of the Corporation is Stetson Oil Exchange, Inc.

                                   ARTICLE II
                                    DURATION

The Corporation shall exist perpetually or until dissolved according to law.

                                   ARTICLE III
                                    PURPOSES

         The purpose of the Corporation is to buy, sell, lease, rent or otherwise supply used oil field or other industrial equipment to commercial operators; and to engage in any lawful act or lawful activity under the Utah Business Corporation Act or under any other federal, state or local laws and regulations.

                                   ARTICLE IV
                                     SHARES

         The aggregate number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares of Common Stock having a par value of one mil ($.001) per share. All voting rights of the Corporation shall be exercised by the holders of the Common Stock, with each share of Common Stock being entitled to one vote. All shares of Common Stock shall have equal rights in the event of dissolution or final liquidation.

                                    ARTICLE V
                         REGULATION OF INTERNAL AFFAIRS

         Section 1. SHAREHOLDERS' MEETINGS. Meetings of Shareholders may be called by the President or by any one Director or by any number of Shareholders owning not less than ten percent of the outstanding shares entitled to vote at such Meeting. Notice of Shareholders' Meetings shall be given in writing by mailing such notice to the address of every Shareholder, at the last

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known address of such Shareholder, at least ten days prior to the date and hour of said meeting. Publication of notice of a Shareholders' meeting is not required for any purpose. Any notice required to be given any Shareholders of this Corporation may be waived by written instrument signed by such Shareholders.

         Section 2. BY-LAWS. The majority of the Directors may adopt By-Laws for the Corporation which are consistent with these Articles and the laws of the State of Utah and may amend and repeal from time to time any By-Law.

         Section 3. CONTRACTS WITH INTERESTED DIRECTORS OR OFFICERS. No contract, lease, or other transaction between the Corporation and any other corporation and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected, by the fact that any one or more of the Directors or Officers of the Corporation are pecuniarily or otherwise interested in, or are Officers or Directors of, such other corporation. Any Officer may recommend or approve, if it is within the scope of his authority to do so, and any Director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that such officer or Director is also an officer or Director of such subsidiary or individually, or any firm or association of which any officer or Director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract, lease, or other transaction with the Corporation, provided that the fact that he individually or as a member of such firm or association is such a party to, or is so interested in, any contract, lease, or other transaction with the Corporation, shall be disclosed, or shall have been known, to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken-, and in any case described in this paragraph, any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, lease, or other transaction and may vote thereat to authorize any such contract or transaction.

                                   ARTICLE VI
                              NO PREEMPTIVE RIGHTS

         No holder of shares of the Capital Stock of any class of the Corporation shall have any preemptive or preferential rights of subscription to any shares of any class of stock of the Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, issued or sold. The term, 'convertible obligations' as used herein shall include any notes, bonds or other evidences of indebtedness to

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which are attached or with which are issued warrants or other rights to purchase stock of the Corporation.

                                   ARTICLE VII
                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office of the Corporation is 1750 East 4800 South #35, Salt Lake City, Utah 84117, and the name of its initial Registered Agent at such address is Denne Dixon.

                                  ARTICLE VIII
                                    DIRECTORS

                The number of Directors which shall constitute the initial
Board   of Directors of the Corporation is three. They shall serve as
Directors until   the first regular Annual Meeting of the Shareholders or
until their successors   are elected and shall qualify. They are:

         NAME                                             ADDRESS
         ----                                             -------
Denne Dixon                                          1750 East 4800 S. #35
                                                     Salt Lake City, UT 84117

Gus Dixon                                            150 S. 1st E.
                                                     Payson, UT 84651

Bonne Lacario                                        602 S. 800 W.
                                                     Payson, UT 84651


                                   ARTICLE IX
                                  INCORPORATORS

         The name and address of each incorporator is:

         NAME                                             ADDRESSES
         ----                                             ---------
Denne Dixon                                          1750 E. 4800 S. #35
                                                     Salt Lake City, UT 84117

Gus Dixon                                            150 S. 1st E.
                                                     Payson, UT 84651

Bonne Lacario                                        602 S. 800 W.
                                                     Payson, UT 84651


                                    ARTICLE X
                            COMMENCEMENT OF BUSINESS

         The Corporation shall not commence business until a consideration of the value of at least One Thousand Dollars ($1,000) has been received for the issuance of the shares.

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                                   ARTICLE XI
                          INDEMNIFICATION - EXCULPATION

         The Corporation shall provide indemnification and/or exculpation to its Directors, Officers, employees agents, and other entities which deal with it to the maximum extent provided, and under the terms provided, by the laws and decisions of the courts of the State of Utah and by any additional applicable federal or state laws or court decisions.

DATED this 8th day of January, 1984.


                                       /s/ DENNE DIXON
                                       ------------------------------
                                       Denne Dixon


                                       /s/ GUS DIXON
                                       ------------------------------
                                       Gus Dixon


                                       /s/ BONNE LACARIO
                                       ------------------------------
                                       Bonne Lacario

STATE OF UTAH        )
                     ) s.s.
COUNTY OF SALT LAKE  )

         On the 8th day of January, 1984 personally appeared before me Denne Dixon, Gus Dixon and Bonne Lacario who, being by me duly sworn, declared that they are the persons who signed the within and foregoing Articles of Incorporation as incorporators and that the statements contained therein are true.


                                       /s/ [illegible]        SLC, UT
                                       ------------------------------
                                       Notary Public, residing at

My Commission Expires:  June 3, 1987

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